UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

BROOKE CORPORATION

(Exact name of registrant as specified in its charter)

KS	001-31698	48-1009756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10950 Grandview Drive, Suite 600, Overland Park, KS	66210
(Address of principal executive offices)	(Zip Code)

(913) 661-0123

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement

On August 31, 2007, Brooke Corporation (Nasdaq: BXXX) agreed to merge its wholly-owned insurance agency subsidiary, Brooke Franchise Corporation (the “Merger”), into Brooke Capital Corporation (AMEX: BCP) pursuant to an agreement and plan of merger (“Merger Agreement”). Brooke Corporation owns a majority interest in Brooke Capital Corporation. Also on August 31, 2007, after consummation of the Merger, Brooke Corporation has agreed to contribute (the “Exchange”) to Brooke Capital Corporation all of the outstanding capital stock of Delta Plus Holdings, Inc., a wholly-owned non-standard auto insurance subsidiary of Brooke Corporation, pursuant to an exchange agreement (“Exchange Agreement”). A copy of the press release announcing these matters is attached as Exhibit 99.1 to this Form 8-K.

Upon consummation of the Merger and the Exchange, Brooke Corporation will receive 5.5 million shares of Brooke Capital Corporation common stock. If Brooke Franchise Corporation and Delta Plus Holdings, Inc. achieve certain performance benchmarks in 2007 and 2008, then Brooke Corporation could receive up to 2.5 million additional shares of Brooke Capital Corporation’s common stock. As a result of the two proposed transactions and based on current levels of ownership, Brooke Corporation would own a minimum of 85 percent, and a maximum of 88.4 percent, of Brooke Capital Corporation’s common stock (the “Brooke Capital Stock”).

Brooke Corporation has agreed it will not transfer the Brooke Capital Corporation common stock it receives in these transactions for 180 days after the closing date, unless Brooke Capital Corporation otherwise agrees.

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, (i) Kyle Garst and Dane Devlin will become members of Brooke Capital Corporation’s board of directors; (ii) Robert D. Orr will resign from Brooke Capital Corporation’s board; and (iii) Kyle Garst will resign from Brooke Corporation’s board of directors.

The transactions have been approved by the independent directors of the boards of directors of Brooke Corporation, Brooke Capital Corporation and Brooke Franchise Corporation, but are subject to customary conditions of closing. The Merger is subject to approval of the shareholders of Brooke Capital Corporation. The Exchange is subject to approval of the board of directors of Delta Plus Holdings, Inc. and other regulatory and other approvals. Brooke Capital Corporation has received a written opinion that the Brooke Capital Stock to be paid in connection with the Merger and the Exchange is fair to Brooke Capital Corporation, from a financial point of view. Brooke Corporation has received a written opinion that the Merger and the Exchange are fair, from a financial point of view, to Brooke Corporation’s stockholders. The Merger is subject to receipt of a written opinion that Brooke Franchise Corporation is solvent prior to the Merger and that the surviving corporation in the Merger (on a consolidated basis) is solvent immediately after the Merger. The Exchange is subject to receipt of a written opinion that Delta Plus Holdings, Inc. is solvent prior to the Merger and that Brooke Capital Corporation (on a consolidated basis including Brooke Franchise Corporation and Delta Plus Holdings, Inc.) is solvent immediately after the Merger.

The parties intend for the transactions to close within 60 days. The Merger Agreement and the Exchange Agreement each contains certain termination rights for both Brooke Corporation and Brooke Capital Corporation in certain circumstances.

The foregoing summary of the Merger Agreement and the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the Exchange Agreement, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, hereto and incorporated herein by reference.

The Merger Agreement and the Exchange Agreement have been filed to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about Brooke Corporation, Brooke Capital Corporation, Brooke Franchise Corporation or Delta Plus Holdings, Inc. The representations, warranties and covenants contained in the Merger Agreement and the Exchange Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement and the Exchange Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement and the Exchange Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and the Exchange Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Brooke Corporation, Brooke Capital Corporation, Brooke Franchise Corporation or Delta Plus Holdings, Inc. or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the Exchange Agreement, which subsequent information may or may not be fully reflected in Brooke Corporation’s or Brooke Capital Corporation’s public disclosures.

Important Additional Information will be filed with the SEC:

In connection with the proposed Merger, Brooke Capital Corporation will prepare a preliminary information statement for the stockholders of Brooke Capital Corporation to be filed with the U.S. Securities and Exchange Commission (“SEC”). Stockholders of Brooke Capital Corporation are advised to read, when available, Brooke Capital Corporation’s preliminary information statement and definitive information statement in connection with the special meeting because these statements will contain important information regarding Brooke Franchise Corporation and the Merger. The definitive information statement will be transmitted to Brooke Capital Corporation stockholders as of a record date to be established for voting on the Merger. Brooke Capital Corporation stockholders will also be able to obtain a copy of the definitive information statement, without charge, by directing a request to: Brooke Capital Corporation, telephone (800) 642-1872, attention: Investor Relations. The preliminary information statement and definitive information statement, once available, can also be obtained, without charge, at the SEC’s internet site ( http://www.sec.gov ).

Information about Brooke Capital Corporation’s directors and executive officers is available in its Form 10-K for the year ended December 31, 2006, filed with the SEC. Other information regarding the participants in the Merger and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the information statement to be filed by Brooke Capital Corporation with the SEC when it becomes available.

Item 5.02—Departure of Directors or Certain Officers; Election of Directors

Pursuant to the terms of the Merger Agreement, upon consummation of the Merger, (i) Kyle Garst and Dane Devlin will become members of Brooke Capital Corporation’s board of directors; (ii) Robert D. Orr will resign from Brooke Capital Corporation’s board, and (iii) Kyle Garst will resign from Brooke Corporation’s board of directors. The resigning directors have not indicated any disagreement with any matter relating to the operations, policies or practices of Brooke Capital Corporation or Brooke Corporation; rather, they are resigning to avoid overlapping board representation between Brooke Capital Corporation and Brooke Corporation and to allow each to focus more fully on his other duties.

Item 9.01—Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger dated August 31, 2007 by and among Brooke Franchise Corporation, Brooke Capital Corporation and Brooke Corporation.*

2.2	Exchange Agreement dated August 31, 2007 by and among Delta Plus Holdings, Inc., Brooke Capital Corporation and Brooke Corporation.*

99.1	Press Release of Brooke Corporation issued August 31, 2007 announcing the Merger and the Exchange.

Exhibits 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Brooke Corporation with the SEC, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Brooke Corporation agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROOKE CORPORATION

Date: September 7, 2007	By:	/s/ Anita F. Larson
	Name:	Anita F. Larson
	Its:	President and Chief Operating Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger dated August 31, 2007 by and among Brooke Franchise Corporation, Brooke Capital Corporation and Brooke Corporation.*

2.2	Exchange Agreement dated August 31, 2007 by and among Delta Plus Holdings, Inc., Brooke Capital Corporation and Brooke Corporation.*

99.1	Press Release of Brooke Corporation issued August 31, 2007 announcing the Merger and the Exchange.

Exhibits 99.1 is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by Brooke Corporation with the SEC, unless specifically identified therein as being incorporated therein by reference.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Brooke Corporation agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.